                                                                 Exhibit 3.37(a)

                           ARTICLE OF INCORPORATION

                                      OF

                             MID-VOL LEASING, INC.

--------------------------------------------------------------------------------

I.   The undersigned Article of Incorporator(s) of a corporation under
Section 27, Article 1, XXXXXXXXX of the Code of West Virginia, 1931, as amended, adopt(s) the following Articles of Incorporation for such corporation:

II. The address of the principal office of said corporation shall be located at Post Office Box 1112, in the city, town or village of Princeton, County of Mercer, State of West Virginia, 24740.

     If either the principal office or the principal place of business of said corporation is NOT located in the State of West Virginia, give address of the exact location.

--------------------------------------------------------------------------------

III. The purpose or purposes for which corporation is formed are as follows:

     To operate it business involving leasing and related business. To purchase, hold, pledge, transfer, sell or otherwise dispose of or deal in, the shares of capital stock, bonds, debentures, notes or other securities or evidences of indebtedness of any corporation to receive, collect and dispose of dividends, interests or other income on any such securities held by it, and do any and all acts and things tending to increase the value of said corporation; to issue bonds and secure the same by pledge or deed of trust of or upon any part of such securities or other property held or owned by the company and to sell or pledge such bonds for proper corporate purposes and in the promotion of its corporate business; to purchase, receive, hold and dispose of any securities of any person or corporation, whether such securities shall be bonds, mortgages, debentures, notes, shares of capital stock or otherwise, and in respect to any such securities, to exercise any and all rights and privileges of ownership thereof, and generally to act as investment brokers, agents or principals.

     To borrow and lend money to negotiate loans; to draw, accept, endorse, buy and sell promissory notes, bonds, stocks, debentures, coupons, and other securities; to privileges of ownership, including the right to vote thereon, to the same extent as a natural person might or could do. In carrying out these purposes to enter into, make and perform contracts of every kind with any person, firm, association, or corporation, municipality, body politic, country, territory, State, government or colony or dependency thereof, and without limit as to the amount to draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, debentures, and other negotiable or transferable instruments and evidences of indebtedness, whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise.

     To conduct a business in any of the state, territories, colonies, or dependencies of the United States, in the District of Columbia, and in any and all foreign countries; to have one or more offices therein and therein to hold, purchase, mortgage, and convey real estate and personal property, without limit as to amount, and therein to hold the meetings of incorporators, stockholders, and directors of the Corporation.

     To do any or all of the things herein set forth to the same extent as a natural person or persons might or could do and in any part of the world, as principals, agents, contractors, trustees or otherwise, and either alone or in company with others.

     To purchase, hold, and reissue any of the shares of capital stock.

IV.  Provisions granting preemptive rights are:

     NONE

V.   Provisions for the regulation of the internal affairs of the corporation

     The internal affairs of the corporation will be regulated by the Board of Directors and officers of said corporation. By-Laws will be drawn up and approved by the stockholders of said corporation.

VI. The amount of the total authorized capital stock of said corporation shall be $1,000.00 dollars, which shall be divided into 100 shares of the par value of $10.00 dollars each.

VII. The full names and addresses of the incorporator(s), including street and street numbers, if any, the city, town or village, including ZIP number, the number of shares subscribed for by each are as follows:

NAME                      ADDRESSES                             NO. OF
                                                                SHARES
                                                                (optional)

David Burton              Post Office Box 5129, Princeton, West Virginia 24749


VIII. The existence of this corporation is to be perpetual.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

IX. The name and address of the appointed person to whom notice or process may be sent:

Richard Preservati, Director
Mid-Vol Leasing, Inc.
Post Office Box 1112
Princeton, West Virginia 24740

X. The number of directors constituting the initial Board of Directors of the corporation is One, and the names and addresses of the persons who are to service as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify.

NAME                            ADDRESS

Richard Preservati, Director, Post Office Box 1112, Princeton, West Virginia
24740


      I, WE, the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file this Articles of Incorporation, and I/We have accordingly hereunto set our respective hands this 27th day of April, 1989.

(All Incorporators must sign below. Names and signatures must appear the same throughout the Articles of Incorporation.) Xerox copies of Signatures are not acceptable.


                                                /s/ David Burton
                                                --------------------------------
                                                DAVID BURTON


STATE OF WEST VIRGINIA,
COUNTY OF MERCER, to-wit:

      I, Donna W. Bolliver, a Notary Public, in and for the County and State aforesaid hereby certify that DAVID BURTON, above names are signed to the foregoing Article of Incorporation (names of all incorporators) as shown in
Article VII must be
paid on commission, subscribe for, take, acquire, hold, sell, exchange, and deal in shares, stocks, bonds, obligations, and securities of any government, authority, or company to form, promote, subsidize, and assist companies, syndicates, or partnerships of any kinds, and to finance and refinance the same.

     To develop and turn to account any and acquired by or in which company is interested, and is particular by laying out and preparing the same for building purposes, construction, altering, repairing, pulling down, decorating, maintaining, furnishing, fitting up and improving buildings, and painting, paving, draining, letting on building leases or building agreements, and by evidencing money to and entering into contracts and arrangements of all kinds with builders, tenants, and others. To engage in general insurance brokerage business for the purpose of selling fire, accident, liability, collision, theft, property damage, and other insurance. To carry on and undertake any business undertaking, transaction or operation commonly carried on or undertaken by capitalist, promoter, financiers, concessionaries, contractors, brokers, commission merchants, and any other incidental business which may seem to the company convenient to carry on in connection with the above or calculated or indirectly to enhance the value of or render profitable any of the company's property or rights.

     In futherance and not in limitation of the privileges of this Corporation it shall be lawful to purchase or acquire in any lawful manner, and to hold, own, mortgage, pledge, sell, lease, transfer, or in any manner dispose of, and deal and trade in, real estate, goods, wares, merchandise, and property of any and every class and description, and in any part of the world.

     In acquire the good will, rights, and property, and undertake the whole or any part of the assets or liabilities of any person, firm, association, or corporation engaged in any business authorized in these purposes, to pay for same in cash, the stock of any company, bonds or otherwise; to hold or in any manner dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all the powers necessary or convenient in and about the conduct and management of such business. to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of the shares of the capital stock or any bonds, securities or evidences of indebtedness created by any other corporation or corporations in this State or any other State, country, nation, or government, and while owner of said stock may exercise all the rights, powers, and inserted in this space of official taking acknowledgment) bearing date, the 27th day of April, 1989, this day personally appeared before me in my said County and severally acknowledged their signature(s) to be the same.

     Observed under my hand and official said this 27th day of April, 1989.

[SEAL APPEARS HERE]             /s/ Donna W. Jolliver
                                --------------------------------
                                NOTARY PUBLIC

(NOTARY SEAL)

My Commission Expires 10-22-96
                      --------

Article of Incorporation
prepared by

David Burton
Attorney at Law
Post Office Box 5129
Princeton, West Virginia 24740